As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Repare Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Québec	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270 St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Repare Therapeutics 2020 Equity Incentive Plan

Repare Therapeutics 2020 Employee Share Purchase Plan

(Full title of the plan)

Lloyd M. Segal

Chief Executive Officer

Repare Therapeutics Inc.

1 Broadway, 15th Floor

Cambridge, MA 02142

+1 857 412 7018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Robert Carelli Jeremy Sculnick Stikeman Elliott LLP 1155 René-Lévesque Blvd. West 41st Floor Montréal, Québec, Canada H3B 3V2 +1 514 397 3222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Repare Therapeutics Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 2,108,802 additional common shares, no par value (the “Common Shares”), of the Registrant under the 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of Common Shares reserved and available for issuance under the 2020 Plan on January 1, 2024 and (ii) 421,760 additional Common Shares under the 2020 Employee Share Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of Common Shares reserved and available for issuance under the ESPP on January 1, 2024. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-239400, 333-255048, 333-263469 and 333-270170) filed with the Commission on June 24, 2020, April 6, 2021, March 11, 2022 and March 1, 2023, respectively.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January  12, 2024, January  25, 2024 and February 12, 2024.

(d) The description of the Registrant’s Common Shares which is contained in the Registrant’s Registration Statement on Form 8-A filed on June 16, 2020 (File No. 001-39335) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of Continuance of Repare Therapeutics Inc.	8-K	001-39335	3.1	June 23, 2020

4.2	Amended and Restated Bylaws of Repare Therapeutics Inc.	8-K	001-39335	3.2	June 23, 2020

4.3	Form of Common Share Certificate.	S-1/A	333-238822	4.1	June 15, 2020

5.1*	Opinion of Stikeman Elliott LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2020 Equity Incentive Plan.	S-1/A	333-238822	10.3	June 15, 2020

99.2	Form of Share Option Grant Notice and Share Option Agreement under the 2020 Equity Incentive Plan.	S-1/A	333-238822	10.4	June 15, 2020

99.3	Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under the 2020 Equity Incentive Plan.	S-1/A	333-238822	10.5	June 15, 2020

99.4	2020 Employee Share Purchase Plan.	S-1/A	333-238822	10.6	June 15, 2020

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Montréal, Province of Québec, Canada, on this 28th day of February, 2024.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Name: Lloyd M. Segal
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lloyd M. Segal and Steve Forte, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Lloyd M. Segal Lloyd M. Segal	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2024

/s/ Steve Forte Steve Forte	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2024

/s/ Thomas Civik Thomas Civik	Chairman of the Board of Directors	February 28, 2024

/s/ David Bonita, M.D. David Bonita, M.D.	Director	February 28, 2024

/s/ Todd Foley Todd Foley	Director	February 28, 2024

/s/ Samarth Kulkarni, Ph.D. Samarth Kulkarni, Ph.D.	Director	February 28, 2024

/s/ Susan Molineaux, Ph.D. Susan Molineaux, Ph.D.	Director	February 28, 2024

/s/ Briggs Morrison, M.D. Briggs Morrison, M.D.	Director	February 28, 2024

/s/ Ann D. Rhoads Ann D. Rhoads	Director	February 28, 2024

/s/ Carol A. Schafer Carol A. Schafer	Director	February 28, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on the 28th day of February, 2024.

REPARE THERAPEUTICS USA INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer